Exhibit 32.2

SECTION 906 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Porter Bancorp, Inc. (the “Company”) for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David B. Pierce, Chief Financial Officer of the Company, do hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PORTER BANCORP, INC.

Dated: May 14, 2007	By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Porter Bancorp, Inc. and will be retained by Porter Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.